EXHIBIT 10.19

August 17, 2005
Revenue
Stamp

Loan Agreement

This Loan Agreement is made and entered into by and between EFC Co., Ltd., as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 18,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be August 17, 2005.

Article 2 (Repayment)
The repayment period for the loan in the preceding article shall be as stated on the attached Loan Repayment Schedule, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.
1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

Loan Repayment Schedule

ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

EFC Co., Ltd.,
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

Contract Amount	Expiry Date of Contract	Date of Contract	Interest Rate	Interest Payment Method
18,000,000	May 31, 2007	August 17, 2005	3.00%	Pay Later

Times	Date	Total of Principal & Interest	Installment repayment amount	Interest Amount	Basic				New Balance
					Principal	From	To	Interest Rate
0	17-Aug-05	-	-	-				3.00%	18,000,000
1	31-Aug-05	922,191	900,000	22,191	18,000,000	17-Aug-05	31-Aug-05	3.00%	17,100,000
2	30-Sep-05	942,164	900,000	42,164	17,100,000	31-Aug-05	30-Sep-05	3.00%	16,200,000
3	31-Oct-05	941,276	900,000	41,276	16,200,000	30-Sep-05	31-Oct-05	3.00%	15,300,000
4	30-Nov-05	937,726	900,000	37,726	15,300,000	31-Oct-05	30-Nov-05	3.00%	14,400,000
5	4-Jan-06	941,424	900,000	41,424	14,400,000	30-Nov-05	4-Jan-06	3.00%	13,500,000
6	31-Jan-06	929,958	900,000	29,958	13,500,000	4-Jan-06	31-Jan-06	3.00%	12,600,000
7	28-Feb-06	928,997	900,000	28,997	12,600,000	31-Jan-06	28-Feb-06	3.00%	11,700,000
8	31-Mar-06	929,810	900,000	29,810	11,700,000	28-Feb-06	31-Mar-06	3.00%	10,800,000
9	1-May-06	927,517	900,000	27,517	10,800,000	31-Mar-06	1-May-06	3.00%	9,900,000
10	30-Jun-06	948,821	900,000	48,821	9,900,000	1-May-06	30-Jun-06	3.00%	9,000,000
11	31-Jul-06	922,931	900,000	22,931	9,000,000	30-Jun-06	31-Jul-06	3.00%	8,100,000
12	31-Aug-06	920,638	900,000	20,638	8,100,000	31-Jul-06	31-Aug-06	3.00%	7,200,000
13	2-Oct-06	918,936	900,000	18,936	7,200,000	31-Aug-06	2-Oct-06	3.00%	6,300,000
14	31-Oct-06	915,016	900,000	15,016	6,300,000	2-Oct-06	31-Oct-06	3.00%	5,400,000
15	30-Nov-06	913,315	900,000	13,315	5,400,000	31-Oct-06	30-Nov-06	3.00%	4,500,000
16	4-Jan-07	912,945	900,000	12,945	4,500,000	30-Nov-06	4-Jan-07	3.00%	3,600,000
17	28-Feb-07	916,273	900,000	16,273	3,600,000	4-Jan-07	28-Feb-07	3.00%	2,700,000
18	1-Apr-07	907,101	900,000	7,101	2,700,000	28-Feb-07	1-Apr-07	3.00%	1,800,000
19	1-May-07	904,438	900,000	4,438	1,800,000	1-Apr-07	1-May-07	3.00%	900,000
20	31-May-07	902,219	900,000	2,219	900,000	1-May-07	31-May-07	3.00%	-